Exhibit 99.3

PDL BioPharma, Inc.

Q4 / Year End 2012

March 1, 2013

Following are some of the key points regarding PDL’s fourth quarter 2012 financial and business results.

Net Income

●	Net income for the fourth quarter of 2012 was $49.4 million or $0.34 per diluted share as compared with net income of $38.9 million or $0.24 per diluted share for the same period of 2011.

●	Net income for full-year 2012 was $211.7 million, or $1.45 per diluted share as compared with net income of $199.4 million in 2011 or $1.15 per diluted share.

2012 and 2013 Dividends

●	We paid $0.15 per share of common stock, or $21.0 million, on December 14, 2012, to our stockholders of record on December 7, 2012, as part of our regular, quarterly dividend policy for 2012.

●

In January 2013, PDL announced that its board of directors declared that the regular, quarterly dividends to be paid to its stockholders in 2013 will be $0.15 per share of common stock. The $0.15 dividends will each be paid on March 12, June 12, September 12 and December 12 of 2013 to all stockholders who own shares of PDL on March 5, June 5, September 5 and December 5 of 2013, the record dates for each of the dividend payments, respectively.

Updates on Approved Royalty Bearing Products

Avastin® (bevacizumab):

●	On January 30, 2013, Roche reported that 2012 worldwide sales increased by 6% over 2011 sales on a constant exchange basis.
o	In EU, higher sales were driven by the launch in ovarian cancer, and increased market share in lung cancer and breast cancer.
o	In Japan, higher sales were driven by increased uptake in colorectal cancer, non-small cell lung cancer and metastatic breast cancer.
●	On November 16, 2012, Genentech/Roche announced that the EU’s CHMP adopted a positive opinion regarding the use of Avastin in second line metastatic colorectal cancer.
o	A similar application has been granted priority review by the FDA in US.
o	Avastin is already approved for first line treatment of metastatic colorectal cancer in US and EU.
●

On November 19, 2012, Genentech/Roche reported additional details from a Phase 3 trial in patients with newly diagnosed glioblastoma that showed that treatment with Avastin plus radiation and chemotherapy increased progression-free-survival by 36% compared to radiation and chemotherapy.

o	Avastin is already approved for second line treatment of glioblastoma in US and EU.
●

On February 7, 2013, the National Institutes of Health announced that a trial in patients with recurrent and metastatic cervical cancer comparing Avastin plus two chemotherapies against two chemotherapies met its primary endpoint of improving median overall survival by 3.7 months.

o	Genentech/Roche said that they are analyzing the data to evaluate next steps.

Herceptin® (trastuzumab):

●	On January 30, 2013, Roche reported that 2012 worldwide sales increased by 11% over 2011 sales on a constant exchange basis.
o	Much of the growth was seen in US and emerging markets.
o	Also contributing to the sales growth was increased HER2 testing and further uptake in HER2+ gastric cancer.

PDL BioPharma, Inc.

Q4 / Year End 2012

March 1, 2013

Lucentis® (ranibizumab):

●	On January 30, 2013, Roche reported that 2012 US sales decreased by 8% over 2011 sales on a constant exchange basis.
o

Roche said that it expects further pressure on sales for the treatment of age-related macular degeneration in 2013 partially offset by increased sales for the treatment of diabetic macular edema and stable share for the treatment of retinal vein occlusion.

●	On January 23, 2013, Novartis reported that 2012 ex-US sales increased by 22% over 2011 sales on a constant exchange basis.
o	Increased sales growth was driven by new launches for the treatment of diabetic macular edema and retinal vein occlusion.

Actemra® (tocilizumab):

●	On January 30, 2013, Roche reported that 2012 worldwide sales increased by 33% over 2011 sales on a constant exchange basis.
o	On October 15, 2012, Genentech/Roche announced that the label had been expanded to include patients who had an inadequate response to one or more disease-modifying antirheumatic drugs (DMARDs).

o	Subcutaneous formulation filed for approval in US and EU in December 2012.

Perjeta™ (pertuzumab):

●	On January 30, 2013, Roche reported that 4Q12 demand increased by 53% over 3Q12 demand.
o	Over 75% of relevant physicians are already prescribing Perjeta.

Kadcyla™ (TDM-1 or ado-trastuzumab emtansine):

●

On February 22, 2013, Genentech/Roche announced that the FDA had approved the product for second line treatment of HER2+ metastatic breast cancer and first line treatment for those patients who relapse within six months following adjuvant therapy.

o	A similar application has been accepted for review in EU.

o	Kadcyla will be available in the US within two weeks.

o	Pricing is $9,800 per month, significantly higher than many estimates in the financial community.

Updates on Select Development Stage Potential Royalty Bearing Products

Obinutuzumab:

●

On January 30, 2013, Genentech/Roche announced positive results from Stage 1 of a Phase 3 trial in patients with previously untreated chronic lymphocytic leukemia that showed treatment with obinutuzumab plus chemotherapy significantly reduced the risk of disease worsening or death compared to treatment with chemotherapy.

o

Stage1 also included a pre-planned progression-free-survival (PFS) futility analysis comparing obinutuzumab plus chemotherapy to Rituxan plus chemotherapy. The goal of the futility analysis was to evaluate the likelihood that the study would meet its pre-specified endpoint criteria during Stage 2 analysis - improved efficacy (PFS) in the direct comparison of obinutuzumab plus chemotherapy to Rituxan plus chemotherapy.

o	The independent Data and Safety Monitoring Board (DSMB) assessment concluded that Stage 2 of the study should continue until its final analysis.

PDL BioPharma, Inc.

Q4 / Year End 2012

March 1, 2013

Solanezumab:

●	On August 24, 2012, Lilly announced that both of its Phase 3 trials did not meet the primary endpoints of cognitive and functional benefit.

o

A pre-specified secondary subgroup analysis of the pooled data from both trials showed that solanezumab slowed the cognitive decline in patients with mild disease but not patients with moderate disease.

●	On December 12, 2012, Lilly said that it will commence an additional Phase 3 trial in patients with mild Alzheimer’s disease by no later than 3Q2013.

●	If solanezumab were to receive marketing authorization, PDL would receive a patent royalty of 3% in addition to a 12.5 year know-how royalty of 2% from date of first sale.

●

On January 18, 2013, the NIH's National Institute of Aging (NIA) announced that it and other federal agencies will fund a three year trial investigating the use of solanezumab in 1,000 patients with abnormal amyloid protein buildup but who are at the pre-symptomatic stage of Alzheimer's disease.

o

The leading hypothesis explaining Alzheimer's disease is that abnormal amyloid accumulates into clumps on the brain, which clumps secrete toxins causing neuronal damage in brain tissue that eventually results in cognitive deficits.

o	NIA selected solanezumab after considering a number of anti-amyloid treatments.

Forward-looking Statements

This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company's royalty assets, restrict or impede the ability of the Company to invest in new income generating assets and limit the Company's ability to pay dividends are disclosed in the risk factors contained in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

PDL BioPharma, Inc.

Q4 / Year End 2012

March 1, 2013

Royalty Revenue by Product ($ in 000's) *

Avastin	Q1	Q2	Q3	Q4	Total
2012	23,215	41,670	25,955	30,041	120,882
2011	22,283	41,967	23,870	22,886	111,006
2010	16,870	44,765	29,989	24,922	116,547
2009	13,605	35,161	21,060	15,141	84,966
2008	9,957	30,480	19,574	12,394	72,405
2007	8,990	21,842	17,478	9,549	57,859
2006	10,438	15,572	15,405	12,536	53,952

Herceptin	Q1	Q2	Q3	Q4	Total
2012	25,702	44,628	30,433	28,307	129,070
2011	25,089	42,209	31,933	21,812	121,042
2010	23,402	38,555	27,952	25,441	115,350
2009	16,003	32,331	26,830	18,615	93,779
2008	14,092	34,383	28,122	20,282	96,880
2007	19,035	28,188	22,582	14,802	84,608
2006	15,142	19,716	21,557	20,354	76,769

Lucentis	Q1	Q2	Q3	Q4	Total
2012	10,791	27,938	12,552	11,097	62,377
2011	8,878	24,313	12,157	10,750	56,099
2010	7,220	19,091	10,841	8,047	45,198
2009	4,621	12,863	8,123	6,152	31,759
2008	3,636	11,060	7,631	4,549	26,876
2007	2,931	6,543	6,579	3,517	19,570
2006	-	-	289	3,335	3,624

Xolair	Q1	Q2	Q3	Q4	Total
2012	5,447	8,609	6,504	6,145	26,705
2011	4,590	7,621	5,916	5,823	23,949
2010	3,723	6,386	4,980	4,652	19,741
2009	2,665	5,082	4,085	3,722	15,553
2008	1,488	4,866	3,569	2,927	12,850
2007	1,684	3,942	3,332	2,184	11,142
2006	2,263	2,969	3,041	2,495	10,768

Perjeta	Q1	Q2	Q3	Q4	Total
2012	-	-	58	250	308
2011	-	-	-	-	-
2010	-	-	-	-	-
2009	-	-	-	-	-
2008	-	-	-	-	-
2007	-	-	-	-	-
2006	-	-	-	-	-

Tysabri	Q1	Q2	Q3	Q4	Total
2012	11,233	12,202	11,749	12,255	47,439
2011	9,891	10,796	11,588	11,450	43,725
2010	8,791	8,788	8,735	9,440	35,754
2009	6,656	7,050	7,642	8,564	29,912
2008	3,883	5,042	5,949	6,992	21,866
2007	839	1,611	2,084	2,836	7,370
2006	-	-	-	237	237

Actemra	Q1	Q2	Q3	Q4	Total
2012	1,705	2,074	2,145	2,462	8,385
2011	913	1,136	1,401	1,460	4,910
2010	1,587	237	315	688	2,827
2009	585	537	909	1,197	3,228
2008	44	-	146	369	559
2007	32	-	-	17	49
2006	-	-	-	-	-

* As reported to PDL by its licensees
Totals may not sum due to rounding

PDL BioPharma, Inc.

Q4 / Year End 2012

March 1, 2013

 Reported Net Sales Revenue by Product ($ in 000's) *

Avastin	Q1	Q2	Q3	Q4	Total
2012	1,502,757	1,573,727	1,551,327	1,662,977	6,290,788
2011	1,597,461	1,582,705	1,581,095	1,469,994	6,231,255
2010	1,506,788	1,596,892	1,594,707	1,646,218	6,344,605
2009	1,345,487	1,295,536	1,439,730	1,514,053	5,594,806
2008	980,715	1,084,930	1,180,427	1,239,382	4,485,454
2007	678,068	746,587	797,013	875,084	3,096,752
2006	439,318	516,052	570,551	592,897	2,118,817

Herceptin	Q1	Q2	Q3	Q4	Total
2012	1,515,255	1,625,313	1,663,695	1,650,495	6,454,759
2011	1,391,568	1,559,975	1,642,898	1,432,771	6,027,211
2010	1,270,846	1,349,512	1,300,934	1,409,310	5,330,602
2009	1,210,268	1,133,993	1,226,435	1,278,626	4,849,323
2008	1,105,426	1,195,215	1,211,982	1,186,806	4,699,428
2007	891,761	949,556	979,602	1,015,033	3,835,952
2006	529,585	659,719	761,099	803,576	2,753,979

Lucentis	Q1	Q2	Q3	Q4	Total
2012	1,079,092	1,086,543	1,097,541	1,109,695	4,372,871
2011	887,757	943,418	1,052,809	1,075,015	3,958,999
2010	721,967	698,890	745,376	804,684	2,970,917
2009	462,103	469,736	555,296	615,212	2,102,347
2008	363,615	393,682	460,167	454,922	1,672,386
2007	224,820	219,579	299,995	322,300	1,066,695
2006	-	-	10,689	157,742	168,431

Xolair	Q1	Q2	Q3	Q4	Total
2012	310,234	314,638	347,796	340,431	1,313,100
2011	267,754	277,642	310,874	314,911	1,171,182
2010	228,859	225,878	251,055	263,389	969,179
2009	184,669	181,086	211,006	219,693	796,454
2008	137,875	169,521	177,179	183,753	668,329
2007	129,172	130,700	144,250	147,754	551,876
2006	95,241	99,354	112,608	118,002	425,204

Perjeta	Q1	Q2	Q3	Q4	Total
2012	-	-	5,080	25,000	30,079
2011	-	-	-	-	-
2010	-	-	-	-	-
2009	-	-	-	-	-
2008	-	-	-	-	-
2007	-	-	-	-	-
2006	-	-	-	-	-

Tysabri	Q1	Q2	Q3	Q4	Total
2012	374,430	401,743	391,623	408,711	1,576,508
2011	329,696	356,876	388,758	381,618	1,456,948
2010	293,047	287,925	293,664	316,657	1,191,292
2009	221,854	229,993	257,240	285,481	994,569
2008	129,430	163,076	200,783	233,070	726,359
2007	30,468	48,715	71,972	94,521	245,675
2006	-	-	-	7,890	7,890

Actemra	Q1	Q2	Q3	Q4	Total
2012	56,662	66,624	71,505	82,053	276,843
2011	30,433	35,370	46,709	48,671	161,183
2010	52,908	5,405	10,493	22,919	91,725
2009	19,504	17,920	30,313	39,888	107,625
2008	1,452	1,377	5,981	12,305	21,115
2007	-	-	-	1,137	1,137
2006	-	-	-	-	-

* As reported to PDL by its licensees
Totals may not sum due to rounding

PDL BioPharma, Inc.

Q4 / Year End 2012

March 1, 2013

Manufacturing Location & Sales - Genentech / Roche & Novartis ($ in 000's) *

Avastin Sales	2011 - Q3	2011 - Q4	2012 - Q1	2012 - Q2	2012 - Q3	2012 - Q4
US Made & Sold	688,966	684,878	652,824	724,483	679,914	710,501
US Made & ex-US Sold	587,975	375,830	448,037	532,979	428,976	281,905
ex-US Made & Sold	304,155	409,286	401,896	316,265	442,437	670,572
Total	1,581,095	1,469,994	1,502,757	1,573,727	1,551,327	1,662,977
US Made & Sold	44%	47%	43%	46%	44%	43%
US Made & ex-US Sold	37%	26%	30%	34%	28%	17%
ex-US Made & Sold	19%	28%	27%	20%	29%	40%

Herceptin Sales	2011 - Q3	2011 - Q4	2012 - Q1	2012 - Q2	2012 - Q3	2012 - Q4
US Made & Sold	445,395	453,168	456,920	497,109	503,612	515,790
US Made & ex-US Sold	495,086	612,908	523,353	466,477	545,625	552,127
ex-US Made & Sold	702,416	366,695	534,982	661,727	614,459	582,578
Total	1,642,898	1,432,771	1,515,255	1,625,313	1,663,695	1,650,495
US Made & Sold	27%	32%	30%	31%	30%	31%
US Made & ex-US Sold	30%	43%	35%	29%	33%	33%
ex-US Made & Sold	43%	26%	35%	41%	37%	35%

Lucentis Sales	2011 - Q3	2011 - Q4	2012 - Q1	2012 - Q2	2012 - Q3	2012 - Q4
US Made & Sold	422,335	428,884	433,428	412,131	385,746	381,592
US Made & ex-US Sold	630,474	646,131	645,665	674,411	711,795	728,103
ex-US Made & Sold	-	-	-	-	-	-
Total	1,052,809	1,075,015	1,079,092	1,086,543	1,097,541	1,109,695
US Made & Sold	40%	40%	40%	38%	35%	34%
US Made & ex-US Sold	60%	60%	60%	62%	65%	66%
ex-US Made & Sold	0%	0%	0%	0%	0%	0%

Xolair Sales	2011 - Q3	2011 - Q4	2012 - Q1	2012 - Q2	2012 - Q3	2012 - Q4
US Made & Sold	184,837	188,728	185,505	193,600	211,702	210,892
US Made & ex-US Sold	-	-	-	-	-	-
ex-US Made & Sold	126,037	126,184	124,729	121,039	136,094	129,540
Total	310,874	314,911	310,234	314,638	347,796	340,431
US Made & Sold	59%	60%	60%	62%	61%	62%
US Made & ex-US Sold	0%	0%	0%	0%	0%	0%
ex-US Made & Sold	41%	40%	40%	38%	39%	38%

Perjeta Sales	2011 - Q3	2011 - Q4	2012 - Q1	2012 - Q2	2012 - Q3	2012 - Q4
US Made & Sold	-	-	-	-	5,080	24,571
US Made & ex-US Sold	-	-	-	-	-	428
ex-US Made & Sold	-	-	-	-	-	-
Total	-	-	-	-	5,080	25,000
US Made & Sold	0%	0%	0%	0%	100%	98%
US Made & ex-US Sold	0%	0%	0%	0%	0%	2%
ex-US Made & Sold	0%	0%	0%	0%	0%	0%

Total Sales	2011 - Q3	2011 - Q4	2012 - Q1	2012 - Q2	2012 - Q3	2012 - Q4
US Made & Sold	1,741,534	1,755,657	1,728,678	1,827,323	1,786,053	1,843,345
US Made & ex-US Sold	1,713,535	1,634,869	1,617,054	1,673,867	1,686,395	1,562,564
ex-US Made & Sold	1,132,608	902,165	1,061,607	1,099,031	1,192,990	1,382,690
Total	4,587,677	4,292,691	4,407,339	4,600,221	4,665,438	4,788,598
US Made & Sold	38%	41%	39%	40%	38%	38%
US Made & ex-US Sold	37%	38%	37%	36%	36%	33%
ex-US Made & Sold	25%	21%	24%	24%	26%	29%

* As reported to PDL by its licensees
Totals may not sum due to rounding